Exhibit 10.2

STRASBAUGH

2007 SHARE INCENTIVE PLAN
STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

Strasbaugh, a California corporation (the “Corporation”), pursuant to its 2007 Share Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Optionee”), an option to purchase the number of shares of the Corporation’s Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the Stock Option Agreement.

Optionee:	_________________________________________
Grant Date:	_________________________________________
Exercise Price per Share:	$________________________________________
Total Exercise Price:	$________________________________________
Total Number of Shares Subject to the Option:	______ shares of Common Stock
Expiration Date:	_________________________________________
Type of Option:	☐ Incentive Option ☐ Non-Statutory Option
Vesting Schedule:

By his or her signature, Optionee agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Optionee has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

STRASBAUGH	OPTIONEE

By:________________________________	By:________________________________
Name:	Print Name:__________________________
Title
Address: 825 Buckley Road	Address: ___________________________
San Luis Obispo, CA 93401	__________________________________

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Strasbaugh, a California corporation (the “Corporation”), has granted to Optionee an option under the Corporation’s 2007 Share Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in the Grant Notice.

ARTICLE I
GENERAL

1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2    Incorporation of Terms of Plan. This Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II
GRANT OF OPTION

2.1    Grant of Option. In consideration of Optionee’s past and/or continued employment with or service to the Corporation or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Corporation irrevocably grants to Optionee the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Statutory Option in the Grant Notice, the Option shall be an Incentive Option to the maximum extent permitted by law.

2.2    Exercise Price. The exercise price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that:

(a)    the exercise price per share shall not be less than 85% of the Fair Market Value per share of Common Stock on the Grant Date; and

(b)    if this Option is designated as an Incentive Option, the price per share of the shares subject to the Option shall not be less than the greater of (i) 100% of the Fair Market Value of a share of Common Stock on the Grant Date, or (ii) 110% of the Fair Market Value of a share of Common Stock on the Grant Date in the case of an Optionee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Corporation or any “subsidiary corporation” of the Corporation or any “parent corporation” of the Corporation (each within the meaning of Section 424 of the Code).

2.3    Consideration to the Corporation. In consideration of the grant of the Option by the Corporation, Optionee agrees to render faithful and efficient services to the Corporation or any Parent or Subsidiary. Nothing in the Plan or this Agreement shall confer upon Optionee any right to (a) continue in the employ of the Corporation or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge Optionee, if Optionee is an Employee, or (b) continue to provide services to the Corporation or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Corporation or its Parents and Subsidiaries, which are hereby expressly reserved, to terminate the services of Optionee, if Optionee is a consultant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Corporation, a Parent or a Subsidiary and Optionee, or (c) continue to serve as a member of the Board or shall interfere with or restrict in any way the rights of the Corporation, which are hereby expressly reserved, to discharge Optionee in accordance with the Corporation’s Bylaws.

ARTICLE III
PERIOD OF EXERCISABILITY

3.1    Commencement of Exercisability.

(a)    Subject to Sections 3.3 and 5.8, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)    No portion of the Option which has not become vested and exercisable at the date of Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Corporation and Optionee.

3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of ten years from the Grant Date;

(b)    If this Option is designated as an Incentive Option and Optionee owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Corporation or any “subsidiary corporation” of the Corporation or “parent corporation” of the Corporation (each within the meaning of Section 424 of the Code), the expiration of five years from the date the Option was granted; or

(c)    Except as set forth in a written agreement with the Corporation, the expiration of three (3) months following the date of Optionee’s termination of Service, unless such cessation occurs by reason of Optionee’s death, disability or Optionee’s discharge for cause;

(d)    The expiration of twelve (12) months following the date of Optionee’s termination of Service by reason of Optionee’s death or disability; or

(e)    The date of Optionee’s termination of Service by the Corporation or any Parent or Subsidiary by reason of Optionee’s discharge for cause.

Optionee acknowledges that an Incentive Option exercised more than three (3) months after Optionee’s termination of status as an Employee, other than by reason of death or disability, will be taxed as a Non-Statutory Option.

3.4    Special Tax Consequences. Optionee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Options, including the Option, are exercisable for the first time by Optionee in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Statutory Options. Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV
EXERCISE OF OPTION

4.1    Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Optionee, only Optionee may exercise the Option or any portion thereof. After the death of Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Plan Administrator, at the address given beneath the signature of the Corporation’s authorized officer on the Grant Notice, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)    An exercise notice in writing signed by Optionee or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Plan Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Plan Administrator);

(b)    Full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised in one or more of the following forms:

(i)    cash or check made payable to the Corporation;

(ii)    shares of Common Stock valued at Fair Market Value on the Exercise Date which have been owned by Optionee for at least six (6) months, duly endorsed for transfer to the Corporation;

(iii)    through the delivery of a notice that Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(iv)    subject to any applicable laws, any combination of the consideration provided in the foregoing paragraphs (i), (ii) and (iii).

(c)    A bona fide written representation and agreement, in such form as is prescribed by the Administrator, signed by Optionee or the other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “1933 Act”) and then applicable rules and regulations thereunder and any other applicable law, and that Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Corporation against and hold it free and harmless from any loss, damage, expense or liability resulting to the Corporation if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Plan Administrator may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the 1933 Act and any other federal or state securities laws or regulations and any other applicable law. Without limiting the generality of the foregoing, the Plan Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the 1933 Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the 1933 Act, and such registration is then effective in respect of such shares;

(d)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which may be in the form of consideration used by Participant to pay for such shares under Section 4.3(b), subject to Article Four, Section I of the Plan; and

(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.

4.4    Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Corporation. Such shares shall be fully paid and nonassessable. The Corporation shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed; and

(b)    The compliance with all applicable requirements of federal and state securities laws, and all applicable listing requirements of any stock exchange or other market on which Common Stock is then quoted or listed for trading including:

(i)    The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Plan Administrator shall, in its absolute discretion, deem necessary or advisable; and

(ii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(c)    The receipt by the Corporation of full payment for such shares, including payment of any applicable Withholding Taxes, which may be in the form of consideration used by Optionee to pay for such shares under Section 4.3(b), subject to Article Four, Section I of the Plan; and

(d)    The lapse of such reasonable period of time following the exercise of the Option as the Plan Administrator may from time to time establish for reasons of administrative convenience.

4.5    Rights as Shareholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Corporation to such holder (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Article Two, Section IV of the Plan.

ARTICLE V
OTHER PROVISIONS

5.1    Administration. The Plan Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon Optionee, the Corporation and all other interested persons. No member of the Plan Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Plan Administrator under the Plan and this Agreement.

5.2    Option Not Transferable.

(a)    Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)    Notwithstanding any other provision in this Agreement, with the consent of the Plan Administrator and to the extent the Option is not intended to qualify as an Incentive Option, the Option may be transferred to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Member, subject to the terms and conditions set forth in Article Two, Section I(F)(ii) of the Plan.

(c)    Unless transferred in accordance with Section 5.2(b), during the lifetime of Optionee, only Optionee may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Plan Administrator may require, a person or persons who acquire a proprietary interest in this Option pursuant to a transfer in accordance with Section 5.2(b) may exercise this Option or any portion thereof during Optionee’s lifetime.

(d)    Notwithstanding the foregoing, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall (if it is outstanding), in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon Optionee’s death. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following Optionee’s death.

(e)    Subject to Section 5.2(d), after the death of Optionee, any exercisable portion of this Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

5.3    Lock-Up Period. Optionee hereby agrees that, if so requested by the Corporation in connection with any registration of the offering of any securities of the Corporation under the 1933 Act, Optionee shall not sell or otherwise transfer any shares of Stock or other securities of the Corporation during such period as may be requested in writing by the Corporation and agreed to in writing by the Corporation (which period shall not be longer than one hundred eighty days) (the “Market Standoff Period”) following the effective date of a registration statement of the Corporation filed under the 1933 Act; provided, however, that such restriction shall apply only to the first registration statement of the Corporation to become effective under the 1933 Act that includes securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the 1933 Act.

5.4    Restrictive Legends and Stop-Transfer Orders.

(a)    The share certificate or certificates evidencing the shares of Common Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b)    Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Corporation may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    The Corporation shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.5    Shares to Be Reserved. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

5.6    Notices. Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of the Plan Administrator at the address given beneath the signature of the Corporation’s authorized officer on the Grant Notice, and any notice to be given to Optionee shall be addressed to Optionee at the address given beneath Optionee’s signature on the Grant Notice. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Optionee shall, if Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8    Shareholder Approval. The Plan has been approved by the Corporation’s shareholders.

5.9    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of California, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.10   Conformity to Securities Laws. Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the 1933 Act and the 1934 Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.11   Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Optionee or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Corporation.

5.12   Successors and Assigns. The Corporation may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

5.13   Notification of Disposition. If this Option is designated as an Incentive Option, Optionee shall give prompt notice to the Corporation of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to the Optionee. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Optionee in such disposition or other transfer.

5.14   Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Optionee is subject to Section 16 of the 1934 Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the 1934 Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15   Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter hereof.

EXHIBIT B
TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today, ______________, ____________ the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Strasbaugh, a California corporation (the “Corporation”), under and pursuant to the 2007 Share Incentive Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated _______________ (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date: Number of Shares as to which Option is Exercised: Exercise Price per Share: Total Exercise Price: Certificate to be issued in name of:	_____________________________________ _____________________________________ $____________________________________ $____________________________________ _____________________________________
Payment delivered herewith:	$___________ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)
Form of Payment:_____________________________ (Please specify)
Type of Option:	☐ Incentive Option ☐ Non-Statutory Option

Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Corporation for any tax advice. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter hereof.

ACCEPTED BY:

STRASBAUGH	PARTICIPANT

By:________________________________________	By:________________________________________
Print Name:__________________________________	Print Name:__________________________________
Title:_______________________________________
Address:____________________________________ ___________________________________________	Address:____________________________________ ___________________________________________